CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Global Seafood Technologies, Inc.
Biloxi, MS 39530


We hereby consent to the use in this Registration Statement of Global Seafood Technologies, Inc. on Form S-8 of our report dated June 15, 2000 of Global Seafood Technologies, Inc. for the years ended March 31, 2000 and 1999, which are part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, L.L.C.

HJ & ASSOCIATES, L.L.C.
Salt Lake City, Utah
February 8, 2001